Exhibit 99

Snap-on Announces Second Quarter 2024 Results

Diluted EPS of $5.07, including a $0.16 per share benefit from a legal payment, compares to $4.89 in Q2 2023;
Operating margin before financial services of 23.8% compares to 23.3% in Q2 2023;
Sales of $1,179.4 million compares to $1,191.3 million in Q2 2023

KENOSHA, Wis. — July 18, 2024 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2024.
•Net sales of $1,179.4 million in the second quarter of 2024 represented a decrease of $11.9 million, or 1.0%, from 2023 levels, reflecting a $13.5 million, or 1.1%, organic sales decline and $5.7 million of unfavorable foreign currency translation, partially offset by $7.3 million of acquisition-related sales.
•Operating earnings before financial services for the quarter of $280.3 million compared to $277.0 million in 2023. As a percentage of net sales, operating earnings before financial services were 23.8% in the second quarter compared to 23.3% last year.
•Financial services revenue in the quarter of $100.5 million compared to $93.4 million in 2023; financial services operating earnings of $70.2 million compared to $66.9 million last year.
•Consolidated operating earnings for the quarter of $350.5 million, or 27.4% of revenues (net sales plus financial services revenue), compared to $343.9 million, or 26.8% of revenues, last year.
•The second quarter effective income tax rate was 22.6% in 2024 and 22.9% in 2023.
•Net earnings in the quarter of $271.2 million, or $5.07 per diluted share, compared to net earnings of $264.0 million, or $4.89 per diluted share, a year ago.
•In the quarter, operating earnings before financial services and consolidated operating earnings included an $11.2 million benefit for the final payments received associated with a legal matter (the “legal payments”); net earnings included an $8.7 million, or $0.16 per diluted share, after-tax benefit from the legal payments.
See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.
“While the general uncertainty continues, we’re encouraged by our second quarter 2024 results,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “There have been challenges but, at the same time, there have been substantial opportunities along our runways for growth. And, we’ve taken direct advantage, producing positive contributions to our way forward, as clearly demonstrated by our ongoing progress with customers in critical industries and with repair shop owners and managers. In our Snap-on Tools van channel, we remain focused on matching current technician preferences by introducing new, shorter payback solutions and on fully supporting our franchisees during this unsettled interlude. We are also committed to forging ahead, by engaging our Snap-on Value Creation Processes, driving advancements and improvements, and we believe those gains, when combined with our possibilities for growth, will maintain and increase our momentum as we proceed to the future. Finally, as I’ve said before, the strength of our corporation is dependent on the experience and capability of Snap-on people worldwide. I want to thank both our franchisees and our associates for their valuable efforts on
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behalf of our company, for their steadfast dedication to our team, and for their unwavering belief in our days and years to come.”
Segment Results
Commercial & Industrial Group segment sales of $372.0 million in the quarter compared to $364.2 million last year, reflecting a $4.3 million, or 1.2%, organic sales gain and $7.3 million of acquisition-related sales, partially offset by $3.8 million of unfavorable foreign currency translation. The organic increase is primarily due to higher activity with customers in critical industries, partially offset by declines in both the segment’s power tool and European-based hand tool operations.
Operating earnings of $62.2 million in the period compared to $58.1 million in 2023. The operating margin (operating earnings as a percentage of segment sales) improved 70 basis points to 16.7% in the quarter from 16.0% last year.
Snap-on Tools Group segment sales of $482.0 million in the quarter compared to $523.1 million last year, reflecting a $40.3 million, or 7.7%, organic sales decline and $0.8 million of unfavorable foreign currency translation. The organic decrease is due to lower activity in the U.S. operations, partially offset by higher sales in the segment’s international operations.
Operating earnings of $114.8 million in the period compared to $137.7 million in 2023. The operating margin of 23.8% compared to 26.3% a year ago.
Repair Systems & Information Group segment sales of $454.8 million in the quarter compared to $452.0 million last year, reflecting a $4.3 million, or 1.0%, organic sales increase, partially offset by $1.5 million of unfavorable foreign currency translation. The organic gain includes increased activity with OEM dealerships, partially offset by lower sales of diagnostic and information products to independent repair shop owners and managers.
Operating earnings of $113.6 million in the period compared to $110.4 million in 2023. The operating margin improved 60 basis points to 25.0% in the quarter from 24.4% last year.
Financial Services operating earnings of $70.2 million on revenue of $100.5 million in the quarter compared to operating earnings of $66.9 million on revenue of $93.4 million a year ago. Originations of $308.1 million in the second quarter represented a decrease of $18.2 million, or 5.6%, from 2023 levels.
Corporate expenses in the second quarter of $10.3 million, including benefits from the legal payments, compared to $29.2 million last year.
Outlook
We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. In 2024, Snap-on expects to make ongoing progress along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, we project that capital expenditures in 2024 will be in the range of $100 million to $110 million, of which $45.0 million was incurred in the first six months of the year.
Snap-on currently anticipates that its full-year 2024 effective income tax rate will be in the range of 22% to 23%.
Conference Call and Webcast on July 18, 2024, at 9:00 a.m. Central Time
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A discussion of this release will be webcast on Thursday, July 18, 2024, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.
Non-GAAP Measures
References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.
About Snap-on
Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.7 billion in 2023, and is headquartered in Kenosha, Wisconsin.
Forward-looking Statements
Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.
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For additional information, please visit www.snapon.com or contact:
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Investors:                                Media:
Sara Verbsky                                Samuel Bottum
262/656-4869                                262/656-5793

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023

Net sales	$1,179.4	$1,191.3	$2,361.7	$2,374.3
Cost of goods sold	(582.1)	(587.6)	(1,167.7)	(1,181.0)
Gross profit	597.3	603.7	1,194.0	1,193.3
Operating expenses	(317.0)	(326.7)	(642.8)	(656.5)
Operating earnings before financial services	280.3	277.0	551.2	536.8

Financial services revenue	100.5	93.4	200.1	186.0
Financial services expenses	(30.3)	(26.5)	(61.6)	(52.8)
Operating earnings from financial services	70.2	66.9	138.5	133.2

Operating earnings	350.5	343.9	689.7	670.0
Interest expense	(12.3)	(12.6)	(24.8)	(25.0)
Other income (expense) – net	18.7	16.8	36.8	32.0
Earnings before income taxes	356.9	348.1	701.7	677.0
Income tax expense	(79.3)	(78.2)	(154.5)	(152.8)
Net earnings	277.6	269.9	547.2	524.2
Net earnings attributable to noncontrolling interests	(6.4)	(5.9)	(12.5)	(11.5)
Net earnings attributable to Snap-on Inc.	$271.2	$264.0	$534.7	$512.7

Net earnings per share attributable to Snap-on Inc.:
Basic	$5.15	$4.98	$10.15	$9.67
Diluted	5.07	4.89	9.98	9.49

Weighted-average shares outstanding:
Basic	52.7	53.0	52.7	53.0
Effect of dilutive securities	0.8	1.0	0.9	1.0
Diluted	53.5	54.0	53.6	54.0

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Net sales:
Commercial & Industrial Group	$372.0	$364.2	$731.9	$728.0
Snap-on Tools Group	482.0	523.1	982.1	1,060.1
Repair Systems & Information Group	454.8	452.0	918.6	898.6
Segment net sales	1,308.8	1,339.3	2,632.6	2,686.7
Intersegment eliminations	(129.4)	(148.0)	(270.9)	(312.4)
Total net sales	1,179.4	1,191.3	2,361.7	2,374.3
Financial Services revenue	100.5	93.4	200.1	186.0
Total revenues	$1,279.9	$1,284.7	$2,561.8	$2,560.3

Operating earnings:
Commercial & Industrial Group	$62.2	$58.1	$117.6	$113.9
Snap-on Tools Group	114.8	137.7	232.1	269.4
Repair Systems & Information Group	113.6	110.4	226.5	215.0
Financial Services	70.2	66.9	138.5	133.2
Segment operating earnings	360.8	373.1	714.7	731.5
Corporate	(10.3)	(29.2)	(25.0)	(61.5)
Operating earnings	350.5	343.9	689.7	670.0
Interest expense	(12.3)	(12.6)	(24.8)	(25.0)
Other income (expense) – net	18.7	16.8	36.8	32.0
Earnings before income taxes	$356.9	$348.1	$701.7	$677.0

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	June 29,	December 30,
	2024	2023
Assets
Cash and cash equivalents	$1,232.7	$1,001.5
Trade and other accounts receivable – net	783.5	791.3
Finance receivables – net	617.9	594.1
Contract receivables – net	112.0	120.8
Inventories – net	965.0	1,005.9
Prepaid expenses and other current assets	147.0	138.4
Total current assets	3,858.1	3,652.0

Property and equipment – net	538.7	539.3
Operating lease right-of-use assets	74.9	74.7
Deferred income tax assets	78.9	76.0
Long-term finance receivables – net	1,301.4	1,284.2
Long-term contract receivables – net	417.4	407.9
Goodwill	1,067.9	1,097.4
Other intangible assets – net	274.8	268.9
Pension assets	130.9	130.5
Other long-term assets	16.9	14.0
Total assets	$7,759.9	$7,544.9

Liabilities and Equity
Notes payable	$15.7	$15.6
Accounts payable	271.1	238.0
Accrued benefits	54.4	64.4
Accrued compensation	74.2	102.9
Franchisee deposits	76.8	73.3
Other accrued liabilities	457.9	447.4
Total current liabilities	950.1	941.6

Long-term debt	1,185.1	1,184.6
Deferred income tax liabilities	84.2	79.2
Retiree health care benefits	20.7	21.8
Pension liabilities	69.3	82.3
Operating lease liabilities	54.8	54.6
Other long-term liabilities	86.8	87.4
Total liabilities	2,451.0	2,451.5

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.5	67.5
Additional paid-in capital	542.8	545.5
Retained earnings	7,286.0	6,948.5
Accumulated other comprehensive loss	(504.8)	(449.5)
Treasury stock at cost	(2,105.2)	(2,040.7)
Total shareholders' equity attributable to Snap-on Inc.	5,286.3	5,071.3
Noncontrolling interests	22.6	22.1
Total equity	5,308.9	5,093.4
Total liabilities and equity	$7,759.9	$7,544.9

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	June 29,	July 1,
	2024	2023
Operating activities:
Net earnings	$277.6	$269.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	18.2	17.8
Amortization of other intangible assets	6.4	7.0
Provision for losses on finance receivables	17.2	13.7
Provision for losses on non-finance receivables	6.9	3.8
Stock-based compensation expense	6.0	10.2
Deferred income tax benefit	(6.0)	(9.0)
Gain on sales of assets	(0.1)	(0.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	27.1	(7.8)
Contract receivables	0.3	(3.1)
Inventories	(0.2)	(0.2)
Prepaid expenses and other current assets	(8.4)	12.5
Accounts payable	14.8	(7.8)
Accrued and other liabilities	(58.7)	(36.6)
Net cash provided by operating activities	301.1	270.3

Investing activities:
Additions to finance receivables	(256.2)	(279.2)
Collections of finance receivables	215.0	210.6
Capital expenditures	(23.2)	(25.8)
Disposals of property and equipment	0.5	0.5
Other	3.7	(0.7)
Net cash used by investing activities	(60.2)	(94.6)

Financing activities:
Net increase (decrease) in other short-term borrowings	0.8	(0.5)
Cash dividends paid	(98.0)	(85.9)
Purchases of treasury stock	(47.4)	(94.8)
Proceeds from stock purchase plans and stock option exercises	23.4	51.8
Other	(6.7)	(7.1)
Net cash used by financing activities	(127.9)	(136.5)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	(1.7)
Increase in cash and cash equivalents	111.7	37.5

Cash and cash equivalents at beginning of period	1,121.0	833.8
Cash and cash equivalents at end of period	$1,232.7	$871.3

Supplemental cash flow disclosures:
Cash paid for interest	$(8.3)	$(8.7)
Net cash paid for income taxes	(139.0)	(134.4)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Six Months Ended
	June 29,	July 1,
	2024	2023
Operating activities:
Net earnings	$547.2	$524.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	36.4	35.8
Amortization of other intangible assets	12.7	13.9
Provision for losses on finance receivables	35.4	27.9
Provision for losses on non-finance receivables	11.8	8.8
Stock-based compensation expense	15.8	20.4
Deferred income tax benefit	(4.4)	(9.2)
Gain on sales of assets	(0.3)	(0.3)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(20.8)	(30.7)
Contract receivables	(3.7)	(2.9)
Inventories	21.9	(13.4)
Prepaid expenses and other current assets	(11.9)	14.2
Accounts payable	38.1	(8.3)
Accrued and other liabilities	(28.4)	(8.5)
Net cash provided by operating activities	649.8	571.9

Investing activities:
Additions to finance receivables	(504.2)	(536.3)
Collections of finance receivables	422.8	418.1
Capital expenditures	(45.0)	(48.8)
Disposals of property and equipment	1.6	1.0
Other	1.4	(1.5)
Net cash used by investing activities	(123.4)	(167.5)

Financing activities:
Net increase in other short-term borrowings	0.4	0.3
Cash dividends paid	(196.2)	(172.0)
Purchases of treasury stock	(117.6)	(182.0)
Proceeds from stock purchase plans and stock option exercises	51.7	84.6
Other	(30.4)	(19.5)
Net cash used by financing activities	(292.1)	(288.6)

Effect of exchange rate changes on cash and cash equivalents	(3.1)	(1.7)
Increase in cash and cash equivalents	231.2	114.1

Cash and cash equivalents at beginning of year	1,001.5	757.2
Cash and cash equivalents at end of period	$1,232.7	$871.3

Supplemental cash flow disclosures:
Cash paid for interest	$(22.0)	$(22.3)
Net cash paid for income taxes	(153.7)	(147.7)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.
The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostics, equipment products, software and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023

Net sales	$1,179.4	$1,191.3	$—	$—
Cost of goods sold	(582.1)	(587.6)	—	—
Gross profit	597.3	603.7	—	—
Operating expenses	(317.0)	(326.7)	—	—
Operating earnings before financial services	280.3	277.0	—	—

Financial services revenue	—	—	100.5	93.4
Financial services expenses	—	—	(30.3)	(26.5)
Operating earnings from financial services	—	—	70.2	66.9

Operating earnings	280.3	277.0	70.2	66.9
Interest expense	(12.3)	(12.6)	—	—
Intersegment interest income (expense) – net	17.1	16.1	(17.1)	(16.1)
Other income (expense) – net	18.7	16.7	—	0.1
Earnings before income taxes and equity earnings	303.8	297.2	53.1	50.9
Income tax expense	(65.0)	(65.0)	(14.3)	(13.2)
Earnings before equity earnings	238.8	232.2	38.8	37.7
Financial services – net earnings attributable to Snap-on	38.8	37.7	—	—
Net earnings	277.6	269.9	38.8	37.7
Net earnings attributable to noncontrolling interests	(6.4)	(5.9)	—	—
Net earnings attributable to Snap-on	$271.2	$264.0	$38.8	$37.7

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023

Net sales	$2,361.7	$2,374.3	$—	$—
Cost of goods sold	(1,167.7)	(1,181.0)	—	—
Gross profit	1,194.0	1,193.3	—	—
Operating expenses	(642.8)	(656.5)	—	—
Operating earnings before financial services	551.2	536.8	—	—

Financial services revenue	—	—	200.1	186.0
Financial services expenses	—	—	(61.6)	(52.8)
Operating earnings from financial services	—	—	138.5	133.2

Operating earnings	551.2	536.8	138.5	133.2
Interest expense	(24.8)	(25.0)	—	—
Intersegment interest income (expense) – net	33.8	31.8	(33.8)	(31.8)
Other income (expense) – net	36.7	31.9	0.1	0.1
Earnings before income taxes and equity earnings	596.9	575.5	104.8	101.5
Income tax expense	(127.3)	(126.5)	(27.2)	(26.3)
Earnings before equity earnings	469.6	449.0	77.6	75.2
Financial services – net earnings attributable to Snap-on	77.6	75.2	—	—
Net earnings	547.2	524.2	77.6	75.2
Net earnings attributable to noncontrolling interests	(12.5)	(11.5)	—	—
Net earnings attributable to Snap-on	$534.7	$512.7	$77.6	$75.2

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	June 29,	December 30,	June 29,	December 30,
	2024	2023	2024	2023
Assets
Cash and cash equivalents	$1,232.6	$1,001.3	$0.1	$0.2
Intersegment receivables	15.6	15.7	—	—
Trade and other accounts receivable – net	782.9	790.6	0.6	0.7
Finance receivables – net	—	—	617.9	594.1
Contract receivables – net	4.7	5.5	107.3	115.3
Inventories – net	965.0	1,005.9	—	—
Prepaid expenses and other current assets	149.7	143.2	10.3	7.4
Total current assets	3,150.5	2,962.2	736.2	717.7

Property and equipment – net	536.2	536.5	2.5	2.8
Operating lease right-of-use assets	74.2	73.8	0.7	0.9
Investment in Financial Services	401.3	393.9	—	—
Deferred income tax assets	52.4	51.3	26.5	24.7
Intersegment long-term notes receivable	821.5	785.6	—	—
Long-term finance receivables – net	—	—	1,301.4	1,284.2
Long-term contract receivables – net	8.3	8.3	409.1	399.6
Goodwill	1,067.9	1,097.4	—	—
Other intangible assets – net	274.8	268.9	—	—
Pension assets	130.9	130.5	—	—
Other long-term assets	34.4	30.2	0.2	0.1
Total assets	$6,552.4	$6,338.6	$2,476.6	$2,430.0

Liabilities and Equity
Notes payable	$15.7	$15.6	$—	$—
Accounts payable	270.2	236.2	0.9	1.8
Intersegment payables	—	—	15.6	15.7
Accrued benefits	54.4	64.4	—	—
Accrued compensation	72.4	99.9	1.8	3.0
Franchisee deposits	76.8	73.3	—	—
Other accrued liabilities	439.6	432.2	31.3	27.4
Total current liabilities	929.1	921.6	49.6	47.9

Long-term debt and intersegment long-term debt	—	—	2,006.6	1,970.2
Deferred income tax liabilities	84.2	79.2	—	—
Retiree health care benefits	20.7	21.8	—	—
Pension liabilities	69.3	82.3	—	—
Operating lease liabilities	54.5	54.0	0.3	0.6
Other long-term liabilities	85.7	86.3	18.8	17.4
Total liabilities	1,243.5	1,245.2	2,075.3	2,036.1

Total shareholders' equity attributable to Snap-on	5,286.3	5,071.3	401.3	393.9
Noncontrolling interests	22.6	22.1	—	—
Total equity	5,308.9	5,093.4	401.3	393.9
Total liabilities and equity	$6,552.4	$6,338.6	$2,476.6	$2,430.0

* Snap-on with Financial Services presented on the equity method.